Exhibit (c)-(2)

Strictly Confidential August 2013 Presentation to the Special Committee of the Board of Directors of Simcere Pharmaceutical Group Project Spade

1 This document and any other supplemental information (written or oral) (collectively, “materials”) are provided on a confidential basis for use solely by the Special Committee of the Board of Directors of Simcere Pharmaceutical Group (the "Company") in connection with its consideration of a potential transaction involving the Company. This document is incomplete without reference to, and should be considered in conjunction with, any such supplemental information provided by and discussions with us in connection therewith. We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or was furnished to us by the Company or its other advisers, or otherwise reviewed by us for the purposes of this document, and we have not assumed and we do not assume any responsibility or liability in relation thereto, and we give no representation, warranty or guarantee, express or implied, as to the accuracy, completeness, currency or reliability of any such information or as to the reasonableness of any financial forecasts. We have not made any independent valuation of the physical assets of the Company. The materials are based on the economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the information contained in the materials, which we are under no obligation to update, revise or reaffirm. We are not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the proposed transaction and do not constitute any opinion, nor do the materials constitute a recommendation to the Special Committee of the Board of Directors, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the proposed transaction. We have relied upon the management of the Company as to the reasonableness and achievability of the financial, operating forecasts and adjustments (and the assumptions and bases therefor) provided to us by the Company and with the Company's consent we have assumed that such forecasts and adjustments represent the best currently available estimates and judgments of the management of the Company and that such projections, forecasts and adjustments will be realised in the amounts and time periods contemplated thereby. All assumptions contained in this presentation have been discussed and agreed with the Company. UBS and its affiliates and their respective directors, officers, employees and agents, to the extent allowed under applicable law disclaim any liability, responsibility or obligation in relation to any of the foregoing matters. 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Notwithstanding the foregoing, the Company and its employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and tax structure of the proposed transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to the tax treatment and tax structure. For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the proposed transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. UBS AG (“UBS”) is acting as financial adviser to a special committee of the Board of Directors of the Company in connection with the potential transaction. By accepting the materials, the Company acknowledges and agrees that UBS is acting, and will at all times act, as an independent contractor on an arm’s length basis and is not acting, and will not act, in any other capacity, including in a fiduciary capacity, with respect to the Company. UBS or any of its affiliates, in its capacity as principal or agent, is involved in a wide range of commercial banking and investment banking activities globally (including investment advisory, asset management, research, securities issuance, trading (customer and proprietary) and brokerage) from which conflicting interests or duties may arise. 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2 Table of contents Section 1 Transaction Overview 3 Section 2 Overview of Spade 5 Section 3 Financial Analysis 10

Transaction Overview Section 1

Transaction Overview

Transaction Summary

- **Structure** — Sale of Spade to a new entity established by the Buyer Group via a merger of a subsidiary of such entity with and into Spade
- **Merger Consideration** — Each outstanding share of Spade will be cancelled in exchange for the right to receive US$4.83 in cash, and each outstanding American Depositary Share (each representing two shares of Spade) will be cancelled in exchange for the right to receive US$9.66 in cash
- **Equity Rollover** — Jinsheng Ren, Hony Capital, Liu Hongquan, Trustbridge and Fosun will rollover all Spade shares owned by them (cumulatively representing approximately 78% of the shares outstanding[9])

Source: Draft dated August 26, 2013, of Agreement and Plan of Merger

Transaction Value & Implied Multiples

(US$mm, unless noted otherwise)	@ Unaffected Stock Price[1,2]	@ Transaction Price
Stock Price (US$ / ADS)	7.96	9.66
Diluted Shares Outstanding[3]	55.9	55.9
Implied Equity Value	**$445**	**$540**
Less: Cash and Long-term Investments[4]	(38)[5]	(173)[6,7]
Plus: Debt	109[5]	121[6]
Plus: Minority Interest	10[5]	7[6]
Implied Enterprise Value	**$525**	**$496**

Implied Multiples

EV / EBITDA	Statistic (US$mm)	Multiple @ Unaffected Stock Price[1,2]	Multiple @ Transaction Price
Management[8]			
FY 2013E	$40	--	12.3x
FY 2014E	$50	--	10.0x
Street Average			
FY 2013E	$44	11.9x	--
FY 2014E	$49	10.8x	--
Price / EPS			
Management[8]			
FY 2013E	0.26	--	37.2x
FY 2014E	0.41	--	23.5x
Street Average			
FY 2013E	0.36	22.3x	--
FY 2014E	0.40	19.7x	--

Source: Spade management, Spade SEC filing, broker research and FactSet

Notes:
1 Closing stock price on March 8, 2013 (the last trading day prior to Spade's receipt of going-private proposal)
2 "Street Average" includes the most recent Morgan Stanley, Goldman Sachs and Oppenheimer broker reports (published on March 8, 2013, March 7, 2013 and March 7, 2013, respectively); Street Average does not factor in the sale of Jilin Boda Pharmaceutical or 1H 2013 results
3 Diluted share count calculated using the treasury stock method; basic ordinary shares outstanding (including restricted shares) as of August 26, 2013 provided by Spade management plus ordinary shares issuable upon exercise of outstanding share options based on 2012 20-F
4 Per Spade management guidance includes long-term investment in Simcere MSD (Shanghai) Pharmaceutical Co., Ltd, a 49% owned joint venture with Merck Sharp & Dohme China Holding Co, Ltd. at book value
5 Cash, long-term investments, debt, and minority interest figures for unaffected Enterprise Value calculation based on December 31, 2012 balance sheet information publicly available as of March 8, 2013
6 As of June 30, 2013 per Q2 2013 results filed on August 12, 2013, adjusted for cash consideration received in Q3 2013 from the sale of Jilin Boda Pharmaceutical for RMB400 mm (US$65 mm) net of RMB20 mm (US$3 mm) in expenses and taxes announced on June 24, 2013 and closed on July 31, 2013. Balance Sheet information converted to US$ at FX of RMB:US$ of 6.1374 on June 28, 2013
7 Increase in cash from December 31, 2012 to June 30, 2013 primarily due to cash consideration received from the sell of equity interest in Shanghai Celgin Bio-Pharmaceutical announced on January 22, 2013 for RMB302 mm as described in Q2 2013 results filed on August 12, 2013 and adjustment for the sale of Jilin Boda Pharmaceutical
8 Projections as per Spade management, as adjusted for the impact of Jilin Boda Pharmaceutical divestiture
9 Ownership based on Agreement and Plan of Merger draft dated August 26, 2013

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Overview of Spade Section 2

0.0 0.1 0.2 0.3 0.4 0.5 0.6 0.7 0.8 0.9 1.0 6.00 7.00 8.00 9.00 10.00 Aug-12 Sep-12 Oct-12 Nov-12 Dec-12 Jan-13 Feb-13 Mar-13 Apr-13 May-13 Jun-13 Jul-13 Aug-13 Volume (mm) US$ per ADS Volume Spade 6 Spade Historical Stock Price Performance Source: FactSet, as of August 26, 2013 Notes: 1 Closing stock price on March 8, 2013 (the last trading day prior to Spade's receipt of going-private proposal) 2 Reflects closing day high and low 3 Average daily trading volume over period as indicated; average daily trading volume in US$ amount based on closing day price Last 12 Months Stock Price (US$) Implied Premium (%) at US$9.66 Avg. Daily Trading Volume (ADS)3 Avg. Daily Trading Volume (US$)3 Current Closing Stock Price (August 26, 2013) 9.38 3.0% -- -- Unaffected Closing Stock Price (March 8, 2013)1 7.96 21.4% -- -- Unaffected 3-Months Volume Weighted Average Price1 7.87 22.7% 11,725 92,325 Unaffected 6-Months Volume Weighted Average Price1 8.05 20.0% 18,428 146,936 52-Week High Prior to Offer (March 20, 2012)2 9.44 2.3% 36,371 297,061 52-Week Low Prior to Offer (August 28, 2012)2 7.45 29.7% 36,371 297,061

80 90 100 110 120 130 140 150 160 170 180 Aug-12 Sep-12 Oct-12 Nov-12 Dec-12 Jan-13 Feb-13 Mar-13 Apr-13 May-13 Jun-13 Jul-13 Aug-13 Share Price Performance1 Spade Non A-Share listed Chinese Pharma S&P 500 Index 7 Relative Historical Share Price Performance Performance from August 27, 2012 – Spade unaffected share price (March 8, 2013) +2.8% +10.5% +51.3% Source: FactSet, as of August 26, 2013 Notes: 1 Share price rebased to 100 starting on August 27, 2012 2 Non A-Share listed Chinese Pharma include: Sino Biopharmaceutical, Sihuan Pharmaceutical, CSPC Pharmaceutical, Lijun International Pharmaceutical, Hua Han Bio- Pharmaceutical, China Biologic Products, United Laboratories International, Lee's Pharmaceutical, SciClone Pharmaceuticals, and Sinovac Biotech Last 12 Months 2

8 Spade Historical and Projected Pro Forma Financials Source: Spade management Notes: 1 All financials provided in RMB; financials converted to US$ from RMB at FX of: US$ 6.600 for FY2010, 6.2939 for FY2011 and 6.2301 for FY2012 per 2012 20-F and 6.1374 for 1H 2013 per Q2 2013 6-K; projected financials converted to US$ at FX of RMB:US$ of 6.1207 as of August 26, 2013 2 LTM and FY2012 adjusted to exclude impairment charges of RMB97 mm (US$16 mm) 3 LTM ending June 30, 2013 4 Includes income from sale of Jilin Boda Pharmaceutical attributed to Spade shareholders Historical and projected financials adjusted for impact of Jilin Boda Pharmaceutical divestiture FYE Dec 31 FYE Dec 31 CAGR (US$mm, unless noted otherwise)1 2010A 2011A 2012A2 LTM2,3 2013E 2014E 2015E 2016E 2017E '10A-'12A '12A-'17E Sales 297 301 317 326 364 398 434 457 482 3.2% 8.8% Growth (%) 1.4% 5.0% NM 15.1% 9.3% 8.9% 5.3% 5.5% Gross profit 252 256 265 269 296 321 346 360 375 2.6% 7.2% Growth (%) 1.7% 3.6% NM 11.8% 8.3% 7.8% 4.1% 4.2% Margin (%) 84.6% 84.9% 83.7% 82.5% 81.3% 80.6% 79.8% 78.9% 77.9% EBITDA 41 33 38 36 40 50 60 62 64 (3.6%) 10.7% Growth (%) (21.1%) 17.6% NM 4.6% 23.3% 20.9% 2.7% 3.9% Margin (%) 13.9% 10.8% 12.1% 11.2% 11.0% 12.5% 13.8% 13.5% 13.3% EBIT 26 16 20 17 21 31 41 43 45 (12.7%) 17.9% Growth (%) (39.6%) 26.1% NM 7.5% 47.1% 30.8% 4.1% 5.9% Margin (%) 8.7% 5.2% 6.2% 5.2% 5.8% 7.9% 9.4% 9.3% 9.4% Net income from cont. ops. 21 18 10 7 11 21 29 32 35 Non-controlling interests (0) 4 4 5 4 2 (0) (1) (2) Net income to Shareholders from cont. ops. 21 22 14 12 15 23 29 31 33 (18.8%) 18.4% Growth (%) 4.0% (36.6%) NM 2.9% 57.9% 26.6% 7.0% 5.7% Margin (%) 7.2% 7.4% 4.5% 3.7% 4.0% 5.8% 6.7% 6.8% 6.8% Diluted ADS to Shareholders from cont. ops (US$) 0.38 0.40 0.26 0.22 0.26 0.41 0.52 0.56 0.59 (17.3%) 17.4% Growth (%) 4.8% (34.8%) NM (1.2%) 57.9% 26.6% 7.0% 5.7% Net income from discontinued ops.4 5 6 4 6 4 - - - - Net income to Shareholders including disc. ops. 26 28 18 17 18 23 29 31 33 (17.7%) 13.2%

9 Spade Unaudited Balance Sheet Data Source: As of June 30, 2013 per Q2 2013 results filed on August 12, 2013 Notes: 1 As of June 30, 2013 per Q2 2013 results filed on August 12, 2013 and does not include cash consideration received in Q3 2013 from the sale of Jilin Boda Pharmaceutical for RMB400 mm (US$65 mm) net of RMB20 mm (US$3 mm) in expenses and taxes announced on June 24, 2013 and closed on July 31, 2013 2 Reflects the book value of the long-term investment in Simcere MSD (Shanghai) Pharmaceutical Co., Ltd, a 49% owned joint venture with Merck Sharp & Dohme China Holding Co, Ltd. as per Spade management (US$mm) June 30, 2013 Cash1 105 Assets held for sale 44 Bills receivable 99 Accounts receivable, net 78 Inventories 19 Other 35 Total current assets 380 Property and equipment, net 128 Land use rights 19 Goodwill and intangible assets, net 70 Investment in equity method investments2 6 Other non-current assets 18 Tota non-current assets 241 Total assets 621 (US$mm) June 30, 2013 Short-term borrowing 121 Accounts payable 8 Bills payable 3 Other payables and accrued liabilities 125 Liabilities directly associated with assets held for sale 6 Total current liabilities 263 Long-term borrowing 0 Deferred tax liabilities 7 Other liabilities 3 Total liabilities 274 Total equity attributable to Spade 339 Non-controlling interest 7 Total shareholders' equity 347 Total liabilities and shareholders' equity 621

Financial Analysis Section 3

Selected Publicly Traded Non A-Share Listed Pharmaceutical Companies

Company Name	Stock Exchange	Price (US$) 26-Aug-13	Market Cap (US$mm)	Ent. Value (US$mm)	EV / EBITDA (x)[1] CY2013	EV / EBITDA (x)[1] CY2014	P / E (x)[1] CY2013	P / E (x)[1] CY2014
Sihuan Pharmaceutical	HKSE	0.67	3,456	3,340	14.5x	12.0x	18.8x	15.8x
Sino Biopharmaceutical	HKSE	0.68	3,377	3,181	11.5x	9.5x	23.8x	19.6x
CSPC Pharmaceutical	HKSE	0.54	2,057	2,191	9.5x	7.8x	18.9x	15.7x
Lijun International Pharmaceutical	HKSE	0.34	1,005	1,059	13.1x	10.4x	20.9x	15.5x
Hua Han Bio-Pharmaceutical	HKSE	0.24	782	467	6.6x	4.3x	13.5x	10.0x
China Biologic Products	NASDAQ	24.73	667	592	NA	NA	NA	11.0x
United Laboratories International	HKSE	0.35	577	1,454	9.6x	7.7x	20.4x	12.3x
Lee's Pharmaceutical	HKSE	0.80	429	391	15.1x	11.9x	22.5x	17.7x
SciClone Pharmaceuticals	NASDAQ	5.50	299	225	NA	NA	15.7x	8.2x
Sinovac Biotech	NASDAQ	4.78	263	229	NM	NM	NM	NM
Mean					**11.4x**	**9.1x**	**19.3x**	**14.0x**
Median					**11.5x**	**9.5x**	**19.6x**	**15.5x**
High					**15.1x**	**12.0x**	**23.8x**	**19.6x**
Low					**6.6x**	**4.3x**	**13.5x**	**8.2x**
Spade Mgmt Projections @ US$9.66 Offer[2]	**NYSE**	**9.66**	**540**	**496[3]**	**12.3x**	**10.0x**	**37.2x**	**23.5x**

Source: Public filings, FactSet, Wall Street research and Spade management, as of August 26, 2013

Notes:

1 "NM" denotes negative multiples or EV/EBITDA greater than 50.0x, P/E greater than 50.0x; "NA" denotes not available

2 Spade management historical and projected financial adjusted for Jilin Boda Pharmaceutical divestiture

3 As of June 30, 2013 per Q2 2013 results filed on August 12, 2013 adjusted for cash consideration received from the sale of Jilin Boda Pharmaceutical for RMB400 mm (US$65 mm) net of RMB20 mm (US$3 mm) in expenses and taxes announced on June 24, 2013 and closed on July 31, 2013; Balance Sheet information converted to US$ at FX of RMB:US$ of 6.1374 on June 28, 2013

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Selected Chinese Pharmaceutical Precedent Transactions

Ann. date	Target[1]	Target country	Deal Type	Acquirer	Acquirer country	Stake acquired (%)	Status	Deal value (US$m)	Ent. Value (US$m)	LTM EV/EBITDA (x)	LTM P/E (x)
13-Jan	Guilin Tianhe Pharmaceutical	China	Private	China Resources Sanjiu Med & Pharma	China	97	Completed	97	97	NA	13.7
12-Dec	Hunan Dongting Pharmaceutical	China	Private	Shanghai Fosun Pharmaceutical	China	78	Completed	121	121	NA	NA
12-Sep	3SBio	China	Public	Decade Sunshine Limited (MBO)	Cayman	82	Completed	397	259	10.3	24.1
12-Sep	Luye Pharma group	Singapore	Public	AsiaPharm Holdings (MBO)	China	100	Completed	511	564	11.1	17.6
12-Aug	Winteam Pharmaceutical Group	China	Public	China National Pharmaceutical Group	China	85	Completed	391	448	15.8	26.7
12-May	China Nuokang Bio-Pharmaceutical	China	Public	Kingbird Investment (MBO)	Cayman	100	Completed	112	76	13.9	NM
12-May	Guizhou Maqika Pharmaceutical	China	Public	Shanghai Wingsung Investment Mgmt	China	100	Completed	206	212	20.8	23.8
12-May	Guizhou Baiqiang Pharmaceutical	China	Public	Shanghai Wingsung Investment Mgmt	China	100	Completed	127	122	16.1	21.5
12-Jan	Guangdong Shunfeng Pharmaceutical	China	Private	China Resources Sanjiu Med & Pharma	China	100	Completed	95	95	NA	13.8
11-Dec	Guangdong Beikang	China	Private	AstraZeneca	UK	100	Completed	NA	NA	NA	NA
11-Aug	Jinzhou Aohong Pharmaceutical	China	Private	Shanghai Fosun Pharmaceutical	China	70	Completed	305	305	NA	20.9
11-Jun	Smart Baskets Investments	China	Private	Sihuan Pharmaceutical Holdings	China	100	Completed	120	120	NA	NA
11-Apr	NovaMed Pharmaceuticals	China	Private	SciClone Pharmaceuticals	US	100	Completed	105	105	NA	Na
11-Apr	Tianjin Precede Medical	China	Private	China Medical System Holdings	China	100	Completed	181	167	13.9	17.6
11-Jan	Dalian Aleph Biomedical	China	Private	Shanghai Fosun Pharmaceutical	China	75	Completed	137	137	NA	16.2
10-Dec	Nanjing MeiRui Pharmaceutical	China	Private	GlaxoSmithKline	UK	100	Completed	70	70	NA	NA
10-Nov	Dupromise Pharmaceutical (China)	China	Private	Sihuan Pharmaceutical Holdings	China	100	Completed	361	361	NA	NM
10-Nov	Guangdong Techpool	China	Private	Nycomed	Switzerland	51	Completed	409	409	NA	NA
10-Apr	Tongjitang Chinese Medicines Co.	China	Public	Investor Consortium (MBO)	China	100	Completed	117	103	NM	NM
9-Nov	Zhejiang Tianyuan Bio-Pharmaceutical	China	Private	Novartis AG	Switzerland	85	Completed	147	147	NM	NA
9-Aug	Sihuan Pharmaceutical Holdings	China	Public	China Pharma (MBO)	HK	100	Completed	318	247	4.5	7.0
Mean										**13.3x**	**18.4x**
Median										**13.9x**	**17.6x**
High										**20.8x**	**26.7x**
Low										**4.5x**	**7.0x**
Spade Management Projections @ US$9.66 Offer[2,3]								**540**	**496[4]**	**13.6x**	**45.2x**

Source: Public filings, Dealogic, Thomson SDC, Mergermarket, FactSet, news run

Notes:

1 Selected control transactions with Chinese Pharmaceutical companies as targets since 2009 with a transaction value of over US$50 mm

2 Assumes twelve months ended June 30, 2013 as Spade LTM period

3 Spade management historical and projected financial adjusted for Jilin Boda Pharmaceutical divestiture

4 As of June 30, 2013 per Q2 2013 results filed on August 12, 2013 adjusted for cash consideration received from the sale of Jilin Boda Pharmaceutical for RMB400 mm (US$65 mm) net of RMB20 mm (US$3 mm) in expenses and taxes announced on June 24, 2013 and closed on July 31, 2013; Balance Sheet information converted to US$ at FX of RMB:US$ of 6.1374 on June 28, 2013

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Spade Discounted Cash Flow Analysis

Present value as of June 30, 2013

(US$ mm, unless noted otherwise)[1]	2H2013E	2014E	2015E	2016E	2017E
			FYE December 31,		
EBITDA	**$20**	**$50**	**$60**	**$62**	**$64**
Less: Depreciation and Amortization	(8)	(18)	(19)	(19)	(19)
EBIT	**13**	**31**	**41**	**43**	**45**
Less: Taxes	(3)	(9)	(11)	(11)	(11)
After-Tax EBIT	**9**	**23**	**30**	**32**	**34**
Plus: Depreciation and Amortization	8	18	19	19	19
Minus: Capital Expenditure	(5)	(14)	(20)	(12)	(12)
Plus: (Increase) / Decrease in Working Capital	(13)	(15)	(15)	(10)	(11)
Unlevered Free Cash Flows	**(0)**	**13**	**14**	**29**	**30**

Source: Spade management

Illustrative DCF Summary

Terminal Value[2]	**$449.4**
Present Value Factor[3]	0.6
Discounted Terminal Value	$282.9
Sum of Discounted Cash Flows[3]	60.9
Implied Enterprise Value	$343.9
Less: Total Debt & Minority Interest[4]	(128.7)
Plus: Cash and Long-term Investments[4,5]	172.5
Implied Equity Value	$387.7
Diluted Shares Outstanding[6]	55.9
Implied Equity Value Per Share	**$6.94**

Implied Equity Value (US$/ADS)

Discount Rate (%)	Perpetual Growth Rate 3.5%	4.5%	5.5%
11.0%	$6.66	$7.45	$8.52
11.5%	$6.26	$6.94	$7.84
12.0%	$5.91	$6.50	$7.26

Discounted Terminal Value as a % of Implied Enterprise Value

Discount Rate (%)	Perpetual Growth Rate 3.5%	4.5%	5.5%
11.0%	81.2%	83.4%	85.7%
11.5%	80.1%	82.3%	84.5%
12.0%	79.0%	81.2%	83.4%

Notes:

1 Projections as per Spade management, as adjusted for the impact of Jilin Boda Pharmaceutical divestiture
2 Assumes midpoint of discount rate range of 11.0% to 12.0% and midpoint of perpetual growth rate of 3.5% to 5.5%
3 Assumes mid-year convention and midpoint of discount rate range of 11.0% to 12.0%; cash flows discounted to present value as of June 30, 2013
4 As of June 30, 2013 per Q2 2013 results filed on August 12, 2013 adjusted for cash consideration received from the sale of Jilin Boda Pharmaceutical for RMB400 mm (US$65 mm) net of RMB20 mm (US$3 mm) in expenses and taxes announced on June 24, 2013 and closed on July 31, 2013
5 Per Spade management guidance, cash and long-term investments includes investment in Simcere MSD (Shanghai) Pharmaceutical Co., Ltd, a 49% owned joint venture with Merck Sharp & Dohme China Holding Co, Ltd. at book value
6 Diluted share count calculated using the treasury stock method; basic ordinary shares outstanding (including restricted shares) as of August 26, 2013 provided by Spade management plus ordinary shares issuable upon exercise of outstanding share options based on 2012 20-F

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